Exhibit (a)(16)

DEUTSCHE INVESTMENT TRUST

Amended and Restated Establishment and Designation of Series and

Classes of Shares of Beneficial Interest, With $0.01 Par Value

WHEREAS, the Trustees of Deutsche Investment Trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), dated June 2, 2008, as amended, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series” composed of “Shares”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective May 16, 2018, restated the Trust’s Prior Designations, the terms of the restated designation to supersede any terms set forth in the Prior Designations;

WHEREAS, pursuant to Article V, Sections 5.10 and 5.12 of the Declaration, the Trustees, at a meeting held on May 16, 2018, authorized the following Series’ name changes:

•	The Series of Shares known as Deutsche Capital Growth Fund is renamed “DWS Capital Growth Fund;”
•	The Series of Shares known as Deutsche Core Equity Fund is renamed “DWS Core Equity Fund;”
•	The Series of Shares known as Deutsche CROCI® Equity Dividend Fund is renamed “DWS CROCI® Equity Dividend Fund;”
•	The Series of Shares known as Deutsche CROCI® U.S. Fund is renamed “DWS CROCI® U.S. Fund;”
•	The Series of Shares known as Deutsche Large Cap Focus Growth Fund is renamed “DWS Large Cap Focus Growth Fund;”
•	The Series of Shares known as Deutsche Mid Cap Value Fund is renamed “DWS Mid Cap Value Fund;”
•	The Series of Shares known as Deutsche Small Cap Core Fund is renamed “DWS Small Cap Core Fund;”
•	The Series of Shares known as Deutsche Small Cap Growth Fund is renamed “DWS Small Cap Growth Fund;” and

WHEREAS, all Series’ name changes are to be effective July 2, 2018.

NOW, THEREFORE, pursuant to Article V, Section 5.12 and Article VIII, Section 8.3 of the Declaration, the Trustees of the Trust, effective July 2, 2018, hereby amend and restate the Trust’s Prior Designations, the terms of which to supersede any terms set forth in the Prior Designations:

1.       The following Series of Shares and Classes thereof are established and designated, the Shares, with $0.01 par value, of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this amended and restated designation:

DWS Capital Growth Fund	Class A
Class C
Class R
Class R6
Class S
Class T
Institutional Class

DWS Core Equity Fund	Class A
Class C
Class R
Class R6
Class S
Class T
Institutional Class

DWS CROCI® Equity Dividend Fund	Class A
Class C
Class R
Class R6
Class S
Class T
Institutional Class

DWS CROCI® U.S. Fund	Class A
Class C
Class R
Class R6
Class R6
Class S
Class T
Institutional Class

DWS Large Cap Focus Growth Fund	Class A

Class C
Class S
Class T
Institutional Class

DWS Mid Cap Value Fund	Class A
Class C
Class R
Class R6
Class S
Class T
Institutional Class

DWS Small Cap Core Fund	Class A
Class C
Class R6
Class S
Class S
Class T
Institutional Class

DWS Small Cap Growth Fund	Class A
Class C
Class R
Class R6
Class S
Class T
Institutional Class

2.       For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, as such prospectus or statement of additional information may be further supplemented from time to time.

3.       The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this instrument as of this 16th day of May 2018.

/s/ John W. Ballantine	/s/ Henry P. Becton, Jr.
John W. Ballantine, Trustee	Henry P. Becton, Jr., Trustee
/s/ Dawn-Marie Driscoll	/s/ Keith R. Fox
Dawn-Marie Driscoll, Trustee	Keith R. Fox, Trustee
/s/ Paul K. Freeman	/s/ Richard J. Herring
Paul K. Freeman, Trustee	Richard J. Herring, Trustee
/s/ William McClayton	/s/ Rebecca W. Rimel
William McClayton, Trustee	Rebecca W. Rimel, Trustee
/s/ William N. Searcy, Jr.	/s/ Jean Gleason Stromberg
William N. Searcy, Jr., Trustee	Jean Gleason Stromberg, Trustee

4